EXHIBIT 10.29
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
RSU AWARD AGREEMENT
          This RSU Award Agreement (this “RSU Agreement”) sets forth the terms and conditions of an award (this “Award”) of restricted stock units (“RSUs”) granted to you under the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”).
     1. The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this RSU Agreement. Capitalized terms used in this RSU Agreement that are not defined in this RSU Agreement, or in the attached Glossary of Terms, have the meanings as used or defined in the Plan.
     2. Award. The number of RSUs subject to this Award is set forth at the end of this RSU Agreement. Each RSU constitutes an unfunded and unsecured promise of Allied World to deliver (or cause to be delivered) to you, subject to the terms of this RSU Agreement, one Common Share (the “Share” or the “Shares” as the context requires) (or cash equal to the Fair Market Value thereof) on the applicable Delivery Date as provided herein. Until such delivery, you have only the rights of a general unsecured creditor, and no rights as a shareholder of Allied World. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE CHOICE OF FORUM PROVISIONS SET FORTH IN PARAGRAPH 15.
     3. Vesting and Delivery.
          (a) Vesting. Except as provided in this Paragraph 3 and in Paragraphs 4 and 6, twenty five percent (25%) of the RSUs shall vest on each of the first, second, third and fourth anniversaries of the Date of Grant specified at the end of this RSU Agreement (each, a “Vesting Date”). Unless the Committee determines otherwise, and except as provided in this Paragraph 3 or in Paragraph 6, if your Employment terminates for any reason prior to a Vesting Date, your rights in respect of all of your then unvested RSUs shall terminate, and no Shares (and/or cash) shall be delivered in respect of such RSUs.
          (b) Delivery. Except as provided in this Paragraph 3 and in Paragraphs 4, 6, 8 and 9, on the Delivery Dates, the Company shall issue or transfer to you, or cause to be issued or transferred to you, the number of Shares underlying the RSUs to be delivered, and shall either (i) deliver, or cause to be delivered, to you a certificate or certificates therefor, registered in your name; or (ii) cause such Shares to be credited to your account at a third-party stock plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Awards under the Plan. You shall be deemed the beneficial owner of the Shares at the close of business on a Delivery Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is after the close of business on such Delivery Date. The Company may, at its option, deliver, or cause to be delivered, cash in lieu of all or any portion of the Shares otherwise deliverable on a Delivery Date specified at the end of this RSU

Agreement. Such cash payment shall equal the product of the number of Shares to be delivered on a Delivery Date and the Fair Market Value of one Share on such Delivery Date.
          (c) Death or Termination Due to Disability. Notwithstanding any other provision of this RSU Agreement, if you die or are terminated due to Disability prior to any Delivery Date, and provided your rights in respect of your RSUs have not previously terminated, then in lieu of delivery on such Delivery Date and any subsequent Delivery Dates, the Shares (and/or cash) corresponding to your outstanding RSUs shall be delivered to you or the representative of your estate, as applicable, as soon as practicable after the date of death or termination due to Disability, as applicable, and after such documentation, as may be requested by the Company or third-party stock plan administrator, is provided to the Company or such third-party stock plan administrator, as applicable, but in no event later than March 15 of the fiscal year immediately following the year in which such death or termination occurred. Such issuance or transfer (or delivery of cash in lieu thereof) shall be on the terms set forth in Paragraph 3(b) applicable to Shares deliverable on a regularly scheduled Delivery Date. Shares (and/or cash) delivered pursuant to this Section 3(c) as a result of your termination due to Disability shall remain subject to repayment under Paragraph 6(b) until the regularly scheduled Delivery Date for such Shares (and/or cash).
          (d) Delay in Delivery. Notwithstanding anything contained herein to the contrary, any delivery of Common Shares or cash otherwise required to be made hereunder to you at any date as a result of the termination of your Employment for any reason shall be delayed for such period of time as may be necessary to meet the requirements of section 409A(a)(2)(B)(i) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and shall be delivered and/or paid on the earliest date on which such delivery or payments can be made without violating the requirements of section 409A(a)(2)(B)(i) of the Code.
     4. Termination of RSUs and Non-Delivery of Shares.
          (a) Unless the Committee determines otherwise, and except as provided in Paragraphs 3(c) and 6, your rights in respect of your outstanding RSUs shall immediately terminate, and no Shares (and/or cash) shall be delivered in respect of such unvested RSUs, if at any time prior to a Vesting Date your Employment with the Company terminates for any reason, or you are otherwise no longer actively Employed by the Company.
          (b) Unless the Committee determines otherwise, and except as provided in Paragraph 6, your rights in respect of all of your RSUs (whether or not vested) shall immediately terminate, and no Shares (and/or cash) shall be delivered in respect of such RSUs, if at any time prior to a Delivery Date:
     (i) you attempt to have any dispute under this RSU Agreement or the Plan resolved in any manner that is not provided for by Paragraph 15;
     (ii) any event that constitutes Cause has occurred;
     (iii) you in any manner, directly or indirectly, (A) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company, (B) interfere with or damage (or attempt to interfere with or damage)

any relationship between the Company and any such Client or (C) Solicit any person who is an employee of the Company to resign from the Company or to apply for or accept employment with any Competitive Enterprise; or
     (iv) you fail to certify to Allied World, in accordance with procedures established by the Committee with respect to a Delivery Date that you have complied, or the Committee determines that you have failed as of a Delivery Date to comply, with all of the terms and conditions of this RSU Agreement. By accepting the delivery of Shares (and/or cash) under this RSU Agreement, you shall be deemed to have represented and certified at such time that you have complied with all the terms and conditions of this RSU Agreement.
          (c) Unless the Committee determines otherwise, if a Delivery Date in respect of any of your outstanding RSUs occurs, and Shares (and/or cash) with respect to such outstanding RSUs would be deliverable under the terms and conditions of this RSU Agreement, except that you have not complied with the conditions or your obligations under Paragraph 4(b)(iv), all of your rights with respect to your outstanding RSUs shall terminate no later than the Delivery Date for such Shares.
     5. Repayment. If following the delivery of Shares (and/or cash), the Committee determines that all terms and conditions of this RSU Agreement in respect of such delivery were not satisfied, the Company shall be entitled to receive, and you shall be obligated to pay the Company immediately upon demand therefor, the Fair Market Value of the Shares (determined as of the Delivery Date) and the amount of cash (to the extent that cash was delivered to you) delivered with respect to the Delivery Date, without reduction for any Shares (and/or cash) applied to satisfy withholding tax or other obligations in respect of such Shares (and/or cash).
     6. Retirement.
          (a) Notwithstanding any other provision of this RSU Agreement, but subject to Paragraph 6(b), if your Employment with the Company is terminated by reason of Retirement, the condition set forth in Paragraph 4(a) shall be waived with respect to your then outstanding unvested RSUs. To the extent that the Company’s agreement herein to waive the condition set forth in Paragraph 4(a) results in taxable income to you prior to a Delivery Date as a result of Section 457A of the Code or any successor provision, then on your Retirement Eligibility Date, the Company shall issue or transfer to you, or cause to be issued or transferred to you, that number of Shares having an aggregate Fair Market Value (or their cash equivalent) equal to the amount of any such taxes so incurred by you. The accelerated issuance or transfer (or delivery of cash in lieu thereof) set forth in the immediately preceding sentence shall be made pursuant to the terms set forth in Paragraph 3(b) applicable to Shares deliverable on a regularly scheduled Delivery Date. The balance of the Shares underlying the RSUs (or their cash equivalent) shall be delivered to you on the applicable Delivery Dates pursuant to Paragraph 3(a) notwithstanding any subsequent termination of your Employment due to Retirement prior to any such Delivery Date. The Shares issued or transferred to you (or cash in lieu thereof) on your Retirement Eligibility Date pursuant to this Paragraph 6(a) shall be deemed to have been delivered with respect to each subsequent vesting tranche on a pro rata basis, and the number of Shares (and/or cash) to be delivered on each subsequent Delivery Date shall be reduced accordingly. Except as otherwise provided in this Paragraph 6(a), all other conditions of this RSU Agreement shall continue to apply.
          (b) Without limiting the application of Paragraph 4(b) or Paragraph 4(c), your rights in respect of any outstanding RSUs that become vested solely by reason of Paragraph 6(a) shall terminate immediately if, following the termination of your Employment with the Company by reason of Disability or Retirement and prior to a Delivery Date you (i) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise or (ii) associate in any capacity (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise, in which case no Shares (and/or cash) otherwise deliverable with respect to such Delivery Date shall be delivered, and to the extent that Shares (and/or cash) otherwise scheduled to be delivered on such Delivery Date have already been delivered to you on an accelerated basis upon your termination of Employment due to Disability or upon your Retirement Eligibility Date, the Company shall be entitled to receive, and you shall be obligated to pay the Company immediately upon demand therefor, the Fair Market Value of the Shares (determined as of such Delivery Date) and the amount of cash (to the extent that cash was delivered to you) delivered with respect to such Delivery Date without reduction for any Shares (and/or cash) applied to satisfy withholding tax or other obligations in respect of such Shares (and/or cash).
     7. Non-transferability. Except as otherwise may be provided by the Committee, the limitations set forth in Section 3.5 of the Plan shall apply. Any assignment in violation of the provisions of this Paragraph 7 shall be null and void.
     8. Withholding, Consent and Legends.
          (a) The delivery of Shares is conditioned on your satisfaction of any applicable withholding taxes (in accordance with Section 3.3 of the Plan).
          (b) Your rights in respect of your RSUs are conditioned on the receipt by the Company or third-party stock plan administrator, as applicable, to the full satisfaction of the Committee of any required consents (as defined in Section 3.4 of the Plan) that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to deductions from your wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on your behalf to satisfy withholding and other tax obligations in connection with this Award).
          (c) Allied World may affix to Certificates representing Shares issued pursuant to this RSU Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under a separate agreement with Allied World). Allied World may advise the transfer agent to place a stop transfer order against any legended Shares.
     9. Rights of Offset. The Company shall have the right to offset, or cause to be offset, against the obligation to deliver Shares (and/or cash) under this RSU Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) you then owe to the Company and any amounts the Committee otherwise deems appropriate.
     10. No Rights to Continued Employment. Nothing in this RSU Agreement or the Plan shall be construed as giving you any right to continued Employment by the Company or affect any right that the Company may have to terminate or alter the terms and conditions of your Employment.
     11. Successors and Assigns of Allied World. The terms and conditions of this RSU Agreement shall be binding upon, and shall inure to the benefit of, Allied World and its successor entities.
     12. Committee Discretion. The Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this RSU Agreement, and its determinations shall be final, binding and conclusive.
     13. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this RSU Agreement, and the Board may amend the Plan in any respect; provided, that, notwithstanding the foregoing and Sections 1.3.1(i), 1.3.1(ii) and 3.1 of the Plan, no such amendment shall materially adversely affect your rights and obligations under this RSU Agreement without your consent, except that the Committee reserves the right to accelerate the delivery of the Shares and in its discretion provide that such Shares may not be transferable until the Delivery Date on which such Shares otherwise would have been delivered (and that in respect of such Shares you may remain subject to the repayment obligations of Paragraph 5 in the circumstances under which the Shares would not have been delivered pursuant to Paragraph 4 or Paragraph 6). Any amendment of this RSU Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.
     14. Adjustment. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, amalgamation, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or the Shares, subsequent to the date of the Date of Grant, the Committee or the Board shall make such equitable adjustments, designed to protect dilution or enlargement of rights, as it may deem appropriate, in the number and kind of Shares covered by the RSUs subject to this RSU Agreement.
     15. Governing Law; Venue. THIS AWARD SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. IN CONSIDERATION OF YOUR ACCEPTANCE OF THIS AWARD, YOU HEREBY EXPRESSLY SUBMIT TO THE EXCLUSIVE JURISDITION OF AND VENUE IN THE COURTS OF BERMUDA WITH RESPECT TO ANY SUIT OR CLAIM INSTITUTED BY THE COMPANY OR YOU RELATING TO THIS AWARD.
     16. Headings. The headings in this RSU Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

          IN WITNESS WHEREOF, Allied World has caused this RSU Agreement to be duly executed and delivered as of the Date of Grant.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

By:
Name:
Title:

Recipient:
Total Number of RSUs:
- RSUs to be Settled in Cash:
- RSUs to be Settled in Shares:
Date of Grant:
Delivery Dates:

Receipt
Acknowledge:

Address:

Street

	City,	State	Zip Code

Social Security No./Local I.D. No.

Glossary of Terms
Solely for purposes of this Award of RSUs, the following terms shall have the meanings set forth below. Capitalized terms not defined in this Glossary of Terms shall have the meanings as used or defined in the applicable RSU Agreement or the Plan.
          “Cause” means, in the absence of any employment agreement between you and the Company otherwise defining Cause, (i) your conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion; (B) on a felony charge; or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) your engaging in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) your failure to perform your duties to the Company; (iv) your violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which Allied World or any of its subsidiaries or affiliates is a member; (v) your violation of any Company policy concerning hedging or confidential or proprietary information, or your material violation of any other Company policy as in effect from time to time; (vi) your engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or (vii) your engaging in any conduct detrimental to the Company. In the event there is an employment agreement between you and the Company defining Cause, “Cause” shall have the meaning provided in such agreement. The determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion, unless otherwise provided in an employment agreement between you and the Company. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any RSU Agreement of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”
          “Client” means any client or prospective client of the Company to whom you provided services, or for whom you transacted business, or whose identity became known to you in connection with your relationship with or Employment by the Company.
          “Competitive Enterprise” means a business enterprise that (i) engages in any activity, or (ii) owns or controls a significant interest in any entity that engages in any activity, that, in either case, competes anywhere with any activity in which the Company is engaged. The activities covered by the previous sentence include, without limitation, all insurance and re-insurance, and insurance and reinsurance related activities, and asset management located in Bermuda and abroad.
          “Delivery Date” means each date specified as the Delivery Date in the Award (or as soon as practicable, but in no case more that 10 days, thereafter).
          “Disability” means, in the absence of any employment agreement between you and the Company otherwise defining Disability, (i) total disability as defined in the long-term disability plan of the Company, as in effect from time to time, or (ii) if there is no such plan at the applicable time, physical or mental incapacity as determined solely by the Committee. In the event there is an employment agreement between you and the Company defining Disability, “Disability” shall have the meaning provided in such agreement.
          “Fair Market Value” means, with respect to a Common Share on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee and consistent with the requirements of Section 409A of the Code, or if there is a public market for the shares on such date, (i) the methodology as determined by the Committee in its sole and absolute discretion, or (ii) if the Committee has not set forth a pricing methodology, the closing price of the Common Shares on such stock exchange on which the shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares.
          “Retirement” means any termination of your Employment other than for Cause following the date you attain age 65.
          “Retirement Eligibility Date” means the date on which you attain age 65.
          “Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.